CSL
CPAs
Christopher, Smith, Leonard,
Bristow & Stanell, P.A.

May 22, 2007

United States Securities and Exchange Commission
Washington, D.C. 20549

We have received a copy of, and are in agreement with, the statements being made by Carbiz, Inc. in Item 4.01(a) of its Form 8-K/A dated April 27, 2007, captioned "Changes in Registrant's Certifying Accountant."

Christopher, Smith, Leonard,
Bristow & Stanell, P.A.

CHRISTOPHER, SMITH, LEONARD,
BRISTOW & STANELL, P.A.

1515 Ringling Boulevard, Suite 860 • Sarasota, Florida 34236 • (941) 954-4040 / Fax (941) 953-7670 • www.cslcpa.com